Exhibit 99.1

FOR IMMEDIATE RELEASE

July 27, 2012

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Second Quarter 2012 Results

Q2 2012 Summary

•                  Operating income of $104 million, compared with Q2 2011 operating income of $106 million, a decline of 1.9 percent.

•                  Operating margin of 29.8 percent, compared with Q2 2011 operating margin of 25.2 percent, an increase of 460 basis points.

•                  Operating revenue of $349 million, compared with Q2 2011 operating revenue of $421 million, a decline of $72 million or 17.1 percent.

•                  Total debt was reduced by $170 million during Q2 2012, resulting in total debt reduction of $234 million year-to-date for 2012.

•                  During Q2 2012, the Company recorded a $262 million pretax reduction of certain post-employment benefit obligations and an after-tax deferred gain to accumulated other comprehensive income of $164 million.

DALLAS — SuperMedia (NASDAQ:SPMD) today announced its financial results for the second quarter and year to date 2012.

“During the second quarter, we continued our disciplined approach to transforming and operating our business,” said president and CEO Peter McDonald.  “Operating improvements and efficiencies enabled us to reduce costs, while we completed the training of our premise marketing consultants to be trusted local advisers to small and medium-sized businesses by providing comprehensive solutions across digital and print media.

“We also made further reductions in our debt obligations, and reduced certain post-employment benefit obligations.”

McDonald continued, “We are making progress in executing our initiatives across the board. Our cost reduction efforts are being reflected in our financial results. Changes in our approach to customers in creating stronger relationships take longer to appear in top line results due to our customer contact and revenue recognition cycles.”

Second Quarter Financial Results

Operating revenue was $349 million, a decline of $72 million or 17.1 percent compared with the same quarter last year.

Operating income was $104 million, a decline of $2 million or 1.9 percent compared with the same quarter last year.

Operating income margin was 29.8 percent, compared with 25.2 percent for Q2 2011, a 460 basis point improvement.

Net Income was $64 million, which included a $23 million non-taxable gain on early extinguishment of debt, an increase of 120.7 percent compared with Q2 2011.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes the gains realized on early extinguishment of debt in the quarter as well as severance costs, was $144 million, a decline of 5.3 percent compared with Q2 2011 adjusted EBITDA of $152 million.

Adjusted EBITDA margin, a non-GAAP measure, was 41.3 percent, a 520 basis point improvement from 36.1 percent in the same quarter last year.

Total expenses, excluding depreciation and amortization and severance costs, were $205 million, compared with Q2 2011 operating expenses of $269 million, a reduction of $64 million or 23.8 percent.

During the second quarter, SuperMedia reduced indebtedness under its credit agreement by $170 million, including at par payments of $114 million and $56 million through open market debt repurchases allowed under the terms of the credit agreement.  The $56 million debt reduction accomplished through open market repurchases used cash of $33 million.  SuperMedia’s total indebtedness at June 30, 2012 was $1.511 billion.

During the second quarter, the Company recorded a $262 million pretax reduction of certain post-employment benefit obligations and an after-tax deferred gain to accumulated other comprehensive income of $164 million.

Advertising sales(1) declined 19.3 percent, compared with a decline of 16.3 percent reported for the same quarter last year.

2012 Year-to-date Financial Results

Operating revenue was $712 million, a decline of $147 million or 17.1 percent compared with the same period last year.

Operating income was $210 million, an increase of $1 million or 0.5 percent compared with the same period last year.

(1)  Advertising sales for the three and six months ended June 30, 2011, include negative adjustments of $2 million and $11 million, respectively, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the three and six months ended June 30, 2012, would have reflected a decline of 19.7% and 19.5%, respectively, compared to a decline of 15.9% and 15.7% for the three and six months ended June 30, 2011, respectively.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

Operating income margin was 29.5 percent, compared with 24.3 percent for the first half 2011, a 520 basis point improvement.

Net Income was $126 million, which included a $51 million non-taxable gain on early extinguishment of debt, an increase of 113.6 percent compared with year-to-date Q2 2011.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes the gains realized on early extinguishment of debt as well as severance costs, was $292 million, a decline of 4.6 percent compared with adjusted EBITDA of $306 million for the first half of 2011.

Adjusted EBITDA margin, a non-GAAP measure, was 41.0 percent compared with 35.6 percent for the first half of 2011, a 540 basis point improvement.

Total expenses, excluding depreciation and amortization and severance costs, were $420 million, compared with $553 million in the same period last year, a reduction of $133 million or 24.1 percent.

Free cash flow for the first half of 2012, a non-GAAP measure, was $170 million, representing cash provided by operating activities of $176 million, less capital expenditures (including capitalized software) of $6 million.

The Company’s cash balance on June 30, 2012, was $77 million.

Advertising sales(2) declined 18.3 percent, compared with a decline of 16.8 percent reported for the same period last year.

Earnings Call and Webcast Information

Individuals within the United States can access the July 27, 2012 earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 11277433. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern).  A replay of the teleconference will be available at 800/585-8367.  International callers can access the replay by calling 404/537-3406. The replay pass code is: 11277433. The replay will be available through August 10, 2012. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

Basis of Presentation and Non-GAAP Financial Measures

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted non-GAAP results.  SuperMedia believes that the use of non-GAAP financial measures provide useful information to investors to gain an overall understanding of its current financial performance. Specifically, SuperMedia believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses,

(2)  Advertising sales for the three and six months ended June 30, 2011, include negative adjustments of $2 million and $11 million, respectively, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the three and six months ended June 30, 2012, would have reflected a decline of 19.7% and 19.5%, respectively, compared to a decline of 15.9% and 15.7% for the three and six months ended June 30, 2011, respectively.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

gains and losses that SuperMedia believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring SuperMedia’s performance and SuperMedia believes that it is providing investors with financial measures that most closely align to its internal measurement processes.

###

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements.

These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these financial statements. We believe that these factors include, but are not limited to, the risks related to the following:

•                  Our inability to provide assurance for the long-term continued viability of our business;

•                  Reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  Declining use of print yellow pages directories by consumers;

•                  Competition from other yellow pages directory publishers and other traditional and new media;

•                  Our ability to anticipate or respond to changes in technology and user preferences;

•                  Changes in our operating performance;

•                  Limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement;

•                  Failure to comply with the financial covenants and other restrictive covenants in our credit agreement;

•                  Limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  Changes in the availability and cost of paper and other raw materials used to print our directories;

•                  Our reliance on third-party providers for printing, publishing and distribution services;

•                  Credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  Our ability to attract and retain qualified key personnel;

•                  Our ability to maintain good relations with our unionized employees;

•                  Changes in labor, business, political and economic conditions;

•                  Changes in governmental regulations and policies and actions of federal, state and local municipalities; and

•                  The outcome of pending or future litigation and other claims.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the reports we file with the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report

on Form 10-K for the year ended December 31, 2011 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia provides a full range of solutions including: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Comprehensive Income

Reported (GAAP)

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

(dollars in millions, except per share amounts)

	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/12	6/30/11	% Change

Operating Revenue	$712	$859	(17.1)

Operating Expense
Selling	178	228	(21.9)
Cost of sales (exclusive of depreciation and amortization)	170	216	(21.3)
General and administrative	74	118	(37.3)
Depreciation and amortization	80	88	(9.1)
Total Operating Expense	502	650	(22.8)

Operating Income	210	209	0.5
Interest expense, net	89	114	(21.9)
Income Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision for Income Taxes	121	95	27.4

Reorganization items	—	(1)	(100.0)
Gains on early extinguishment of debt	51	—	NM
Income Before Provision for Income Taxes	172	94	83.0
Provision for income taxes	46	35	31.4
Net Income	$126	$59	113.6

Basic and Diluted Earnings per Common Share (1) (2) (3)	$8.08	$3.79	113.2
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Comprehensive Income
Net Income	$126	$59	113.6
Adjustments for pension and post-employment benefits, net of tax (4)	173	3	NM
Total Comprehensive Income	$299	$62	NM

Notes:

(1)   Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)   Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $3 million and $2 million for the six months ended June 30, 2012 and 2011, respectively.

(3)   Basic and diluted earnings per common share for the six months ended June 30, 2012 includes a correction of a calculation error that was previously reported for the three months ended March 31, 2012.  The corrected basic and diluted earnings per common share for the three months ended March 31, 2012 was $3.97 as opposed to $3.92 previously reported.

(4)   Adjustments for pension and post-employment benefits, net of tax of $173 million includes a gain of $164 million associated with certain amendments to the Company’s post-employment health care and life insurance benefit plans.

Schedule A

SuperMedia Inc.

Consolidated Statements of Comprehensive Income

Reported (GAAP)

Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	6/30/12	6/30/11	% Change

Operating Revenue	$349	$421	(17.1)

Operating Expense
Selling	88	112	(21.4)
Cost of sales (exclusive of depreciation and amortization)	84	106	(20.8)
General and administrative	33	53	(37.7)
Depreciation and amortization	40	44	(9.1)
Total Operating Expense	245	315	(22.2)

Operating Income	104	106	(1.9)
Interest expense, net	43	57	(24.6)
Income Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision for Income Taxes	61	49	24.5

Reorganization items	—	(1)	(100.0)
Gains on early extinguishment of debt	23	—	NM
Income Before Provision for Income Taxes	84	48	75.0
Provision for income taxes	20	19	5.3
Net Income	$64	$29	120.7

Basic and Diluted Earnings per Common Share (1) (2)	$4.11	$1.89	117.5
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Comprehensive Income
Net Income	$64	$29	120.7
Adjustments for pension and post-employment benefits, net of tax (3)	173	5	NM
Total Comprehensive Income	$237	$34	NM

(1)   Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)   Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share for the three months ended June 30, 2012 and June 30, 2011 was $1 million for both periods.

(3)   Adjustments for pension and post-employment benefits, net of tax of $173 million includes a gain of $164 million associated with certain amendments to the Company’s post-employment health care and life insurance benefit plans.

Schedule B

SuperMedia Inc.

Reconciliation of Non-GAAP Measures

Six Months Ended June 30, 2012 and 2011

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11

Net Income - GAAP	$126	$59
Add/subtract non-operating items:
Provision for income taxes	46	35
Interest expense, net	89	114
Reorganization items (7)	—	1
Gains on early extinguishment of debt (6)	(51)	—
Operating Income	210	209
Depreciation and amortization	80	88
EBITDA (non-GAAP) (1)	290	297

Adjustments:
Severance costs (5)	2	9
Adjusted EBITDA (non-GAAP) (2)	$292	$306

Operating Revenue	$712	$859

Operating Income margin (3)	29.5%	24.3%
Impact of depreciation and amortization	11.2%	10.3%
EBITDA margin (non-GAAP) (4)	40.7%	34.6%
Impact of adjustments	0.3%	1.0%
Adjusted EBITDA margin (non-GAAP) (4)	41.0%	35.6%

Notes:

(1)   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gains on early extinguishment of debt, depreciation and amortization.

(2)   Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs including severance costs.

(3)   Operating Income margin is calculated by dividing Operating Income by Operating Revenue.

(4)   EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)   Severance costs are associated with headcount reductions.

(6)   Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)   Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

Schedule C

SuperMedia Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended June 30, 2012 and 2011

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/12	3 Mos. Ended 6/30/11

Net Income - GAAP	$64	$29
Add/subtract non-operating items:
Provision for income taxes	20	19
Interest expense, net	43	57
Reorganization items (7)	—	1
Gains on early extinguishment of debt (6)	(23)	—
Operating Income	104	106
Depreciation and amortization	40	44
EBITDA (non-GAAP) (1)	144	150

Adjustments:
Severance costs (5)	—	2
Adjusted EBITDA (non-GAAP) (2)	$144	$152

Operating Revenue	$349	$421

Operating Income margin (3)	29.8%	25.2%
Impact of depreciation and amortization	11.5%	10.4%
EBITDA margin (non-GAAP) (4)	41.3%	35.6%
Impact of adjustments	0.0%	0.5%
Adjusted EBITDA margin (non-GAAP) (4)	41.3%	36.1%

Notes:

(1)   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, gains on early extinguishment of debt, depreciation and amortization.

(2)   Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs including severance costs.

(3)   Operating Income margin is calculated by dividing Operating Income by Operating Revenue.

(4)   EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)   Severance costs are associated with headcount reductions.

(6)   Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)   Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

Schedule D

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of June 30, 2012 and December 31, 2011

(dollars in millions)

Unaudited	6/30/2012	12/31/2011	$ Change

Assets
Current assets:
Cash and cash equivalents	$77	$90	$(13)
Accounts receivable, net of allowances of $47 and $59	132	147	(15)
Accrued taxes receivable	—	27	(27)
Deferred directory costs	138	155	(17)
Prepaid expenses and other	12	12	—
Total current assets	359	431	(72)
Property, plant and equipment	126	127	(1)
Less: accumulated depreciation	63	53	10
	63	74	(11)
Goodwill	704	704	—
Intangible assets, net	281	345	(64)
Pension assets	83	75	8
Other non-current assets	4	4	—
Total Assets	$1,494	$1,633	$(139)

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$1	$4	$(3)
Accounts payable and accrued liabilities	106	126	(20)
Deferred revenue	82	82	—
Deferred tax liabilities	8	4	4
Other	13	18	(5)
Total current liabilities	210	234	(24)
Long-term debt	1,510	1,741	(231)
Employee benefit obligations	97	364	(267)
Non-current deferred tax liabilities	122	43	79
Unrecognized tax benefits	42	39	3

Stockholders’ (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,668,058 and 15,468,740 shares issued and outstanding in 2012 and 2011, respectively)	—	—	—
Additional paid-in capital	212	210	2
Retained (deficit)	(841)	(967)	126
Accumulated other comprehensive income (loss)	142	(31)	173
Total stockholders’ (deficit)	(487)	(788)	301
Total Liabilities and Stockholders’ (Deficit)	$1,494	$1,633	$(139)

Schedule E

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	$ Change

Cash Flows from Operating Activities
Net Income	$126	$59	$67
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	80	88	(8)
Gains on early extinguishment of debt	(51)	—	(51)
Employee retirement benefits	1	9	(8)
Deferred income taxes	(20)	(12)	(8)
Provision for uncollectible accounts	13	35	(22)
Stock-based compensation expense	2	2	—
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	2	—	2
Deferred directory costs	17	16	1
Other current assets	2	(5)	7
Accounts payable and accrued liabilities	9	(132)	141
Other, net	(5)	(11)	6
Net cash provided by operating activities	176	49	127

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(6)	(7)	1
Net cash used in investing activities	(6)	(7)	1

Cash Flows from Financing Activities
Repayment of long-term debt	(182)	(36)	(146)
Other, net	(1)	—	(1)
Net cash used in financing activities	(183)	(36)	(147)
Increase (decrease) in cash and cash equivalents	(13)	6	(19)
Cash and cash equivalents, beginning of year	90	174	(84)
Cash and cash equivalents, end of period	$77	$180	$(103)

Non-GAAP Financial Reconciliation - Free Cash Flow

Unaudited	6 Mos. Ended 6/30/12	6 Mos. Ended 6/30/11	$ Change

Net cash provided by operating activities	$176	$49	$127
Less: Capital expenditures (including capitalized software)	(6)	(7)	1
Free Cash Flow	$170	$42	$128

Schedule F

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	6 Mos. Ended	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/12	6/30/11	6/30/10	6/30/12	6/30/11	6/30/10

Net Advertising Sales(1) (2)	$314	$389	$465	$641	$785	$944
% Change year-over-year	(19.3)%	(16.3)%		(18.3)%	(16.8)%

Notes:

(1)   Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2)   Advertising sales for the three and six months ended June 30, 2011 include negative adjustments of $2 million and $11 million, respectively, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the three and six months ended June 30, 2012 would have reflected a decline of 19.7% and 19.5%, respectively, compared to a decline of 15.9% and 15.7% for the three and six months ended June 30, 2011, respectively.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

Schedule G